Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: Coda Octopus Group, Inc.

As registered independent certified public accountants, we hereby consent to the inclusion in Amendment No. 1 to the Form SB-2 Registration Statement of our report , dated April 23, 2007, relating to the financial statements of Miller & Hilton, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
July 25, 2007